Exhibit 10.1

March 16, 2020

Hillary P. Hai

Re:Separation Agreement and Release

Dear Hillary:

This Separation Agreement and Release (“Agreement”) sets forth the agreement reached concerning the separation of your employment with Essential Properties Realty Trust, Inc., including its current and former parents, subsidiaries and affiliates, and their respective current and former successors, predecessors, assigns, representatives, agents, attorneys, stockholders, partners, officers, directors and employees, both individually and in their official capacities (collectively, the “Company”).

1.Separation Date.  Your service as the Chief Financial Officer and Treasurer of the Company and one of its Executive Vice Presidents will end immediately, and your employment with the Company will end on April 30, 2020 (the “Separation Date”).  The Company will pay you, in a lump-sum on, or no later than the payroll date following, the Separation Date (a) any base salary payable to you pursuant to the Employment Agreement between you and the Company dated as of June 25, 2018 (the “Employment Agreement”), accrued up to and including the Separation Date, less applicable withholdings and deductions, (b) any accrued but unused vacation or other paid time off, (c) any other employee benefits to which you are entitled upon termination of your employment with the Company in accordance with the terms and conditions of the applicable plans of the Company and applicable law, and (d) reimbursement for any unreimbursed business expenses incurred by you prior to the Separation Date, ((a)-(d), collectively, the “Accrued Amounts”).  You acknowledge and agree that your employment with the Company ends for all purposes on the Separation Date.

2.Additional Benefits.  In addition to payment of the Accrued Amounts as set forth in Section 1 of this Agreement, in consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, generally as if your employment had been terminated by the Company without Cause (as defined in the Employment Agreement), (a) the Company will pay you severance benefits equal to 12 months of your current base salary (i.e., $275,000), payable in a lump sum in accordance with the Company's regular payroll practices, (b) a pro rata target bonus for 2020 (i.e., $110,000) and awarded but unpaid performance bonus for the year ended December 31, 2019 (i.e., $50,000), (c) during the 12-month period commencing immediately after the Separation Date and subject to your timely and proper election of COBRA benefits, monthly reimbursement to you for the costs of maintaining coverage for health benefits at the current levels of benefits in effect for you immediately prior to the Separation Date (including family coverage, if such coverage was in effect immediately prior to the Separation Date), (d) any outstanding unvested time-based restricted stock units previously

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granted to you by the Company will become vested as of the Separation Date and will be settled in accordance with their terms, and (e) any outstanding unvested performance-based restricted stock units previously granted to you by the Company will become vested based on the actual performance of the Company through the Separation Date (as determined by the Compensation Committee of the Company) and will be settled in accordance with their terms.  The severance benefits described in clause (a) will be paid on the first regular payroll date of the Company after the Separation Date.

3.Mutual Release of Claims.  Except for breaches by the Company of this Agreement and/or claims by you that this Agreement was not entered into knowingly and voluntarily, for and in consideration of the benefits described in Section 2, and the other promises, agreements and undertakings contained herein, you, and anyone claiming through you, including your spouse, issue, agents, representatives, guardians, assigns, dependents, heirs, executors, administrators, and attorneys, do hereby irrevocably waive, release, and discharge the Company, from any and all claims that you now have, including, but not limited to, all claims arising from, growing out of, or in any way connected with, directly or indirectly, your employment relationship with the Company, or the separation of that relationship, or otherwise.  Specifically, you agree and acknowledge that by signing this Agreement, you forever relinquish and waive all rights that you have had or now have (except any claims that cannot be waived by law), and arising through the date that you sign this Agreement with respect to any and all actual or potential:

a.claims against the Company based on the Employment Agreement, any other contract, express or implied, and any other Company program, policy or plan unless specifically preserved in this Agreement;

b.claims against the Company based upon alleged violation(s) of any statute, regulation, or ordinance, whether federal, state or local, or based on any other federal, state or local law, including but not limited to, any and all claims under the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e, et seq.; the Civil Rights Act of 1991, P.L. 102-166, 105 Stat. 1071, et seq.; 42 U.S.C. §1981; the Americans with Disabilities Act, 42 U.S.C. §12101, et seq.; the Family and Medical Leave Act, 29 U.S.C. §2601, et seq.; the Equal Pay Act, 29 U.S.C. §206(d), et seq.; and any other federal, state, or local laws touching upon the employment relationship;

c.claims against the Company based upon the U.S. Constitution or any State Constitution;

d.claims against the Company based on the common law, including, but not limited to, claims of personal injury, emotional and mental distress, injury to personal reputation, defamation (including libel or slander), denial or termination of employment in contravention of the common law or any federal, state, local or public policy, law or regulation; and

e.claims against the Company based upon any theory of alleged equitable entitlement to relief.

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You further agree and acknowledge that you have received (or will receive under the express provisions of this Agreement) all wages, benefits, vacation pay, bonuses, and other compensation that the Company owes because of your employment, and that you have no claims, complaints, charges or other proceedings pending in court, administrative agency, commission or other forum relating directly or indirectly to your employment.

Nothing in this Agreement is intended to limit or restrict any rights you may have to challenge the validity of this Agreement or whether this Agreement was entered into knowingly and voluntarily.  You waive, however, your right to any monetary recovery should any agency or third party pursue any claims on your behalf.

Except for (i) breaches by you of this Agreement, (ii) breaches by you of any provisions of your Employment Agreement that survive your termination of employment (including, without limitation, the confidential information, non-competition, non-solicitation and non-disparagement covenants therein), and/or (iii) conduct by you that constitutes Cause for termination under the Employment Agreement, for and in consideration of your release of claims described above, and the other promises, agreements and undertakings contained herein, the Company does hereby irrevocably waive, release, and discharge you from any and all claims that it now has arising from, growing out of, or in any way connected with, directly or indirectly, your employment relationship with the Company, or the separation of that relationship.

4.Confidentiality.

a.Notwithstanding the foregoing or anything to the contrary in this Agreement or the Employment Agreement, nothing in this Agreement shall prohibit or impede you from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law.  Notwithstanding the foregoing, under no circumstance are you authorized to disclose any information covered by the Company’s or its affiliates’ attorney-client privilege or attorney work product without prior written consent of the Company’s General Counsel.

b.In accordance with the Defend Trade Secrets Act of 2016, you understand that notwithstanding the foregoing or anything to the contrary in this Agreement or the Employment Agreement, an individual may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

5.No Admission of Liability.  You and the Company mutually understand and agree that this Agreement, any payments made and benefits provided hereunder, and any covenants contained herein, are not to be construed and do not constitute any admission of fault,

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wrongdoing, responsibility, or liability on the part of the Company.  It is expressly understood and agreed between the parties that the consideration provided to you pursuant to this Agreement is made solely for the purpose of settling and compromising any actual and/or possible claims of injuries you may have arising from your employment relationship with the Company, the termination thereof and the circumstances surrounding the separation of your employment relationship with the Company, and it is further agreed that the Company is not otherwise obligated to provide such consideration.

6.Entire Agreement.  You acknowledge and agree that no promise or inducement has been offered to you for signing this Agreement other than the promises contained herein and the consideration described in Section 2, above; that this Agreement is signed by you without reliance upon any statement or representation of the Company, its attorneys or representatives, concerning the nature and extent of any possible claim(s); that this Agreement and the provisions of your Employment Agreement that survive your termination of employment, contain the entire agreement between you and the Company and supersedes any prior or contemporaneous oral or written statements or understandings; that the terms of this Agreement are contractual in nature and not a mere recital; and that you are legally competent to sign this Agreement and accept your full responsibility under it.

7.Time to Consider.  You warrant, represent and agree that you know and understand the terms of this Agreement and the obligations and rights you are waiving and releasing under this Agreement; that you have had sufficient time to consider it before signing it; and that you know and understand the meaning and consequences of your signature on this Agreement.

8.Return of Company Property.  You will, no later than the Separation Date, return all Company property in accordance with the Employment Agreement.

9.Future Cooperation.  You agree that you will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying truthfully in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you.

10.Choice of Law.  This Agreement is expressly made subject to the provisions of the applicable and valid laws, rules, regulations, and judicial and administrative decisions of the United States of America and the State of New Jersey (excluding the conflict-of-law principles thereof), and if any provision(s) of this Agreement shall ever be invalidated or struck down because of a conflict with any such laws, rules, regulations, or decisions, the invalidation shall affect said provision(s) only, and any and all provisions of this Agreement that are not so invalidated or struck down shall continue in full force and effect.

11.Miscellaneous.  This Agreement may be modified or amended only by a written instrument executed by you and the Company.  It may not be amended, modified, changed or added to in any manner or fashion by oral statements, acts or conduct.

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12.Knowledge and Understanding.  You acknowledge that:

a.You have been advised to consult with an attorney prior to executing this Agreement;

b.If you have chosen not to consult with an attorney, or neglect to do so, you will be deemed to have knowingly and voluntarily waived this right;

c.You have carefully read and fully understand all provisions of this Agreement prior to executing it;

d.You acknowledge receipt of consideration in exchange for waiver of the rights and claims enumerated within this Agreement, excluding any rights or claims that may arise after the date you execute this Agreement; and

e.You are fully aware of the rights you are waiving and releasing by executing this Agreement.

13.Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to you pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible. In the event the terms of this Agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and you shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement.

14.Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, AND YOU DECLARE THAT, BY PLACING YOUR SIGNATURE BELOW, YOU FULLY UNDERSTAND AND ACCEPT ITS PROVISIONS IN THEIR ENTIRETY AND WITHOUT RESERVATION.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS WAIVER AND RELEASE CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS WAIVER AND RELEASE; THAT THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS WAIVER AND RELEASE; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS WAIVER AND RELEASE WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS WAIVER AND RELEASE HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS WAIVER AND RELEASE FREELY, KNOWINGLY AND VOLUNTARILY.

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PLEASE READ CAREFULLY.  THIS WAIVER AND RELEASE HAS IMPORTANT LEGAL CONSEQUENCES.

/s/ Hillary P. Hai
Hillary P. Hai

Date: March 16, 2020

Essential Properties Realty Trust, Inc.,

/s/ Peter M. Mavoides
Peter M. Mavoides
Its:  President and Chief Executive Officer

Date: March 16, 2020